QuickLinks -- Click here to rapidly navigate through this document

Exhibit 8.1

LIST OF SUBSIDIARIES AND JOINTLY CONTROLLED ENTITIES

As of May 15, 2015

Incorporated in Netherlands

Bratel B.V. (100%)

Incorporated in Brazil

Bratel Brasil, S.A. (100%)
PTB2 S.A. (100%)
Marnaz Holdings S.A. (100%)
Sayed RJ Participações, S.A. (65%)
Venus RJ Participações, S.A. (65%)
PASA Participações, S.A. (85.1%)
EDSP75 Participações, S.A. (85.1%)
AG Telecom Participações, S.A. (57.5%)
LF Tel, S.A. (57.5%)
Telemar Participações, S.A. (68.4%)
Oi, S.A. (27.5%)

QuickLinks

  Exhibit 8.1
LIST OF SUBSIDIARIES AND JOINTLY CONTROLLED ENTITIES As of May 15, 2015